Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

STRAIGHT PATH COMMUNICATIONS INC.

(Pursuant to Sections 242 and 245
of the General Corporation Law of the State of Delaware)

Straight Path Communications Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The present name of the corporation is Straight Path Communications Inc. (the “Corporation”).

2. The Corporation was incorporated under the name “Straight Path Communications Inc.”, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 4, 2013, as amended and restated on July 30, 2013 (the “A&R Certificate of Incorporation”).

3. The Corporation’s A&R Certificate of Incorporation is hereby amended and restated pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), so as to read in its entirety in the form attached hereto as Exhibit A.

4. The amendment and restatement of the A&R Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment and restatement, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval and the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption of such amendment and restatement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate on the 28th day of February, 2018.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Steven R. Smith
Name:	Steven R. Smith
Title:	President

Exhibit A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

STRAIGHT PATH COMMUNICATIONS INC.

FIRST: The name of this corporation is Straight Path Communications Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

FOURTH: The Corporation is authorized to issue only one class of stock to be designated Common Stock. The total number of shares of Common Stock presently authorized is one hundred (100), each having a par value of $0.01 per share.

FIFTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws of the Corporation.

SIXTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation, except to the extent that the Bylaws or this Second Amended and Restated Certificate of Incorporation otherwise provide.

SEVENTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of this corporation need not be by written ballot.

EIGHTH: To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

A-1